YUM! BRANDS, INC.
PERFORMANCE SHARES PLAN

SECTION 1
GENERAL

1.1.  History and Purpose.  The YUM! Brands, Inc. Performance Shares Plan (the “Plan”) has been established by YUM! Brands, Inc. (the “Company”) effective as of January 1, 2009.  The purpose of the Plan is to provide an incentive to participating employees to increase shareholder value while providing the participating employees with an opportunity for a highly leveraged award for their role in delivering results.  Shares of common stock of the Company (“Stock”) granted under the Plan are granted under and pursuant to the YUM! Brands, Inc. Long-Term Incentive Plan (the “LTIP”), and are subject to the terms of the LTIP.

1.2.  Operation, Administration, and Definitions.  The operation and administration of the Plan shall be subject to the provisions of Section 5 (relating to operation and administration).  Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7) or, if not otherwise defined in the Plan, as defined in the LTIP.

1.3.  Administration.  The authority to control and manage the operation and administration of the Plan shall be vested in the committee that has the authority to administer the LTIP (the “Committee”), and the Committee shall have all authority with respect to the Plan as it has with respect to the LTIP.

SECTION 2
GRANT AND ADJUSTMENT OF UNITS

2.1.  Participation.  Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, those persons who will be granted one or more Units under the Plan, and thereby become “Participants” in the Plan.

2.2.  Grant of Units.  Except as otherwise provided by the Committee, with respect to each Performance Period, the Committee shall grant to each person designated by the Committee as a Participant, a number of Units equal to:

(a)	the value of 33% of the Participant’s target bonus for the first year of the Performance Period, as determined by the Committee, and rounded to the nearest $5,000; divided by

(b)	the Fair Market Value of a share of Stock on the date the Committee grants such Units.

If the number of Units resulting from the foregoing calculation is not a whole number, the number of Units shall be rounded up to the nearest whole number.

2.3.  Adjustment for Dividends.  As of each dividend record date for the Stock that occurs during any Performance Period, the number of Units allocated to a Participant for that Performance Period (disregarding for this purpose any Units allocated to the Participant by reason of the payment of other dividends during the Performance Period) will be increased by a number of units equal to (1) the dividend amount that would be payable with respect to the number of shares of Stock equal to the number of Units allocated to the Participant on the dividend record date; divided by (2) the Fair Market Value of a share of Stock on the date of payment of the dividend.

2.4.  Adjustment for Transactions.  The number of Units allocated to a Participant, including the determination of the Performance Multiplier, will be subject to adjustment in accordance with paragraph 4.2(f) of the LTIP for changes in corporate capitalization or other of events described in that paragraph.

SECTION 3
DETERMINATION OF EARNED UNITS

3.1.  Determination of Number of Units Earned.  For each Performance Period, the number of Units earned by the Participant will equal:

(a)
the sum of the number of Units granted to the Participant for the Performance Period, plus the number of additional Units attributable to dividends allocated to the Participant for that Performance Period in accordance with subsection 2.3; multiplied by

(b)	the Performance Multiplier for that Performance Period determined in accordance with the following schedule.

As soon as practicable after the end of each Performance Period, the Committee shall determine the level of achievement of the Performance Objectives for that Performance Period in accordance with the following:

If the Compound Annual Growth Rate for the Performance Period is:	The Performance Multiplier will be:
Less than 7% per year	0%
At least 7% but less than 8.5%	50%
At least 8.5% but less than 10%	75%
At least 10% but less than 11.5%	100%
At least 11.5% but less than 13%	125%
At least 13% but less than 14.5%	150%
At least 14.5% but less than 16%	175%
Greater than 16%	200%

If the Compound Annual Growth Rate achieved for a Performance Period is between two adjacent rates shown on the foregoing schedule, the Performance Multiplier for that Performance Period will be determined by interpolating on a straight-line basis for actual Compound Annual Growth Rate between those two levels.  Notwithstanding any other provision of the Plan, the Committee may, in its discretion, reduce the number of shares of Stock that will be distributed to a Participant for any Performance Period, based on such factors as the Committee determines to be relevant, provided that, subject to subsection 4.4, such reduction shall be made not later than the date of distribution of shares with respect to such Performance Period (or, if the distribution of shares is deferred pursuant to the provisions of subsection 4.3, and the provisions of the EIDP, at the time such distribution would occur in the absence of such deferral).

3.2.  Certification by Committee.  To the extent required to satisfy the performance-based compensation exception to the $1 million limit on deductible compensation imposed by section 162(m) of the Code, no distribution of shares of Stock will be made with respect to a performance period unless, on or before the date of distribution, the Committee has certified that the performance goals for the Performance Period and any other material provisions with respect to the distribution of shares have in fact been satisfied.

3.3.  Employment Termination During Performance Period.  If a Participant’s Date of Termination occurs prior to the last day of a Performance Period, the Participant will forfeit all Units granted with respect to that Performance Period; provided, however, that:

(a)	If a Participant’s Date of Termination occurs by reason of the Participant’s death prior to the end of the Performance Period:

(i)
For the Performance Period that ends on the last day of the year in which the Date of Termination occurs, the Participant’s estate will receive the number of shares of Stock with respect to that Performance Period that the Participant would have received if the Date of Termination did not occur during the Performance Period (and based on the actual performance for the entire Performance Period), but subject to a pro rata reduction to reflect the portion of the Performance Period after the Date of Termination.

(ii)
For Performance Periods that end after the last day of the year in which the Date of Termination occurs, the Participant’s estate will receive the number of shares of Stock that the Participant would have received with respect to each of those Performance Periods if the target level of performance had been achieved for the respective each such Performance Periods described in this paragraph (ii), but subject to a pro rata reduction to reflect the portion of the respective Performance Period after the Date of Termination.

Distribution of shares of Stock with respect to all Performance Periods that have not ended prior to the Date of Termination will be made at the same time distribution would have been made with respect to the Performance Period that ends on the last day of the year in which the Date of Termination occurs (determined as though the Date of Termination had not occurred during that Performance Period).

(b)
If a Participant’s Date of Termination occurs by reason of Retirement or Disability prior to the end of the Performance Period, the Participant will receive the number of shares of Stock that he or she would have received if the Date of Termination did not occur during the Performance Period (and based on the actual performance for the entire Performance Period), but subject to a pro rata reduction to reflect the portion of the Performance Period after the Date of Termination.  Such distribution will be made at the same time distribution would have been made if the Date of Termination had not occurred during the Performance Period; provided that if the distribution of the Units would be deferred in accordance with the terms of subsection 4.3 and the EIDP, distribution will be made in accordance with the applicable terms of the EIDP.

3.4.  Change in Control During Performance Period.  Notwithstanding the foregoing provisions of this Section 3, if a Change in Control (as that term is defined in the LTIP) occurs during a Performance Period, and such Change in Control occurs on or before a Participant’s Date of Termination:

(a)
For the Performance Period that begins in the year in which the Change in Control occurs, the Participant will receive the number of shares of Stock with respect to that Performance Period that the Participant would have received if the Change in Control did not occur during the Performance Period and the target level performance had been achieved for the entire Performance Period, but subject to a pro rata reduction to reflect the portion of the Performance Period after the Change in Control.

(b)
For Performance Periods that begin before the year in which the Change in Control occurs (and that have not ended before the Change in Control), the Participant will receive the number of shares of Stock that the Participant would have received with respect to each of those Performance Periods if, for the respective Performance Period, the performance achieved was at the greater of (A) the target level of performance, or (B) the Projected Level of performance; provided that, regardless of whether clause (A) or (B) applies, the number of shares of Stock to be distributed will be subject to a pro rata reduction to reflect the portion of the respective Performance Period after the Change in Control.

Distribution of shares of Stock under this subsection 3.4 with respect to all Performance Periods will be made within 30 days following the Change in Control.  For purposes of this subsection 3.4, the “Projected Level” of performance for a performance period will be the performance that would have been achieved for that period if the level of achievement of the performance objectives to the date of the Change in Control continued at the same rate for the remainder of the Performance Period, subject to adjustment to reflect seasonal and other cyclical variations in the level of achieved performance, as determined by the Committee.  Upon distribution with respect to any Performance Period in accordance with this subsection 3.4 or subsection 3.3, all further rights of the Participant pursuant to Units granted for that Performance Period will be canceled (without regard to the level of performance after that date).

SECTION 4
SETTLEMENT OF UNITS

4.1.  Settlement of Units.  As soon as practicable after the determination of a Participant’s number of Units earned for any Performance Period and certification by the Committee under subsection 3.2 (but no later than the fifteenth day of the third month of the calendar year following the year in which the Performance Period ends), shares of Stock equal to the number of Units will be distributed to the Participant, and such Units will be canceled at the time of such distribution.

4.2.  Fractional Shares.  In lieu of issuing a fraction of a share of Stock attributable to a fractional Unit or otherwise, the Company will be entitled to pay to the Participant in cash an amount equal to the Fair Market Value of such fractional share.

4.3.  Deferrals.  Notwithstanding the provisions of this Section 4, a Participant may elect, not later than June 20 of the first year of a Performance Period, to defer distribution with respect to Units in accordance with the Executive Income Deferral Program (“EIDP”), subject to the terms of that plan.  During the period of such deferral and prior to distribution, deferred amounts will be deemed to be invested in shares of Stock in accordance with the terms of the EIDP.  Units earned by a Participant in accordance with the foregoing provisions of this Section 4, and which are deferred pursuant to this subsection 4.3 will be vested and nonforfeitable on and after the date they are deemed to be earned in accordance with this Section 4.

4.4.  Return of Overpayments.  If the number of shares distributed with respect to Units is based on the attainment of a level of objective performance goals that is later determined to have been inaccurate, such inaccuracy was caused by misconduct by an employee of the Company or a Subsidiary, and as a result the number of shares of Stock distributed to a Participant is greater than it should have been, then:

(a)	The Participant (regardless of whether then employed) whose misconduct caused the inaccuracy will be required to repay the excess.

(b)
The Committee administering the Plan may require an active or former Participant (regardless of whether then employed) to repay the excess previously received by that Participant if the Committee concludes that the repayment is necessary to prevent the Participant from unfairly benefiting from the inaccuracy.  However, repayment under this paragraph (b) shall apply to an active or former Participant only if the Committee reasonably determines that, prior to the time the amount was paid (or, if payment of the amount is electively deferred by the Participant, at the time the amount would have been paid in the absence of the deferral), such Participant knew or should have known that the amount was greater than it should have been by reason of the inaccuracy.  Further, the amount to be repaid by the Participant may not be greater than the excess of (i) the amount paid to the Participant over (ii) the amount that would have been paid to a Participant in the absence of the inaccuracy, provided that, in determining the amount under this clause (ii), the Committee may take into account only the inaccuracy of which the Participant knew or should have known, and which the Participant knew or should have known was caused by misconduct.

Instead of (or in addition to) requiring repayment, the Committee may adjust a Participant’s future compensation and the Company and/or Subsidiary shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company and/or Subsidiary.  For this purpose, the term “misconduct” means fraudulent or illegal conduct or omission that is knowing or intentional.  For purposes of this subsection 4.4, the determination of the amount of the excess shall be based on the Fair Market Value of the shares of Stock distributed by reason of the inaccuracy; provided that if the repayment to the Company is made in shares of Stock, the value of the shares will be based on the Fair Market Value of the shares on the date of repayment.  However, the foregoing provisions of this subsection 4.4 shall not apply to any reductions in Units made after a Change in Control (as defined in the LTIP) to the extent that the Units were granted for a Performance Period beginning before a Change in Control.

SECTION 5
OPERATION AND ADMINISTRATION

5.1.  Effective Date and Duration.

(a)	The Plan shall be effective as of January 1, 2009.

(b)	In the event of Plan termination, the terms of the Plan shall remain in effect as long as any Units under it are outstanding.

5.2.  Agreement With Company.  Any Units granted under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan and the LTIP, as the Committee shall, in its sole discretion, prescribe; provided that to the extent that any such terms and conditions are not set forth in the Plan or the LTIP, they shall be reflected in such form of written (including electronic) document as is determined by the Committee.  A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document.

5.3.  Tax Withholding.  All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the distribution of any benefits under the Plan on satisfaction of the applicable withholding obligations.

5.4.  Transferability.  Except as otherwise provided by the Committee, a Participant’s Rights under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution

5.5.  Voting Rights.  The Participant shall not be entitled to vote any Units, but will be entitled to vote shares of Stock with respect to record dates occurring after the date such shares are distributed to the Participant.

SECTION 6
AMENDMENT AND TERMINATION

The Committee (or a delegate authorized by the Committee) may, at any time, amend or terminate the Plan; provided that no amendment or termination shall be adopted or effective if it would result in accelerated recognition of income or imposition of additional tax under Code section 409A.

SECTION 7
DEFINITIONS

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	Compound Annual Growth Rate. The term “Compound Annual Growth Rate” means the annual compound rate of earnings per share of growth as determined by the Committee.

(b)	Date of Termination. The term "Date of Termination" means the date of the Participant’s termination of employment with the Company.

(c)	Disability. The term “Disability” shall mean total disability of the Participant as determined by the Committee, on the basis of such evidence as the Committee deems necessary and advisable.

(d)	Fair Market Value. The term “Fair Market Value” has the meaning set forth in the LTIP, provided that the determination shall be made using the closing price on the applicable date.

(e)	Performance Period. The term “Performance Period” means a three consecutive calendar year period as designated by the Committee, or such other period determined by the Committee.

(f)
Retirement.  The term “Retirement” shall have the meaning used in the YUM! Retirement Plan, as in effect on the date of the Participant's Date of Termination.  However, in the absence of such Retirement Plan being applicable to be Participant, "Retirement" shall mean the occurrence of the Participant's Date of Termination on or after the Participant's attainment of age 55 and 10 years of service.